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                                                             Exhibit 99.CODE ETH
                              PACIFIC CAPITAL FUNDS

                         SUPPLEMENTAL CODE OF ETHICS FOR
                PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

          The Board of Trustees (the "Board") of Pacific Capital Funds (the "Trust") has adopted this Supplemental Code of Ethics (the "Code") for the Trust's Principal Officers and Senior Financial Officers (the "Officers") to guide and remind the Officers of their responsibilities to the Trust, other Officers, shareholders of the Trust, and governmental authorities. Officers are expected to act in accordance with the guidance and standards set forth in this Code.

          For the purposes of this Code, the Trust's Principal Officers and Senior Financial Officers shall include: the Principal Executive Officer; the Principal Financial Officer; the Principal Accounting Officer; the Controller; and any persons performing similar functions on behalf of the Trust, regardless of whether such persons are employed by the Trust or a third party.

          This Code is intended to serve as the code of ethics described in
Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that an Officer is subject to the Trust's code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Rule 17j-1 Code"), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Trust's Agreement and Declaration of Trust and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

          The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

          (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

          (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the "SEC") and in any other public communications by the Trust;

          (iii) compliance with applicable governmental laws, rules and regulations;

          (iv) the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

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          (v)   accountability for adherence to the Code.

1.   Honest and Ethical Conduct

     (a)  Honesty, Diligence and Professional Responsibility

          Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for the Trust:

          (i) with honesty, diligence, and a commitment to professional and ethical responsibility;

          (ii)  carefully, thoroughly and in a timely manner; and

          (iii) in conformity with applicable professional and technical standards.

          Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

     (b)  Objectivity / Avoidance of Undisclosed Conflicts of Interest

          Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Trust, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others. Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties. Further, Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

          A conflict of interest would generally arise if an Officer directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Officer's objectivity.

          Any Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 of this Code

          The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Officer is responsible for self-compliance with this conflict of interest policy.

     (c)  Preparation of Financial Statements

          Officers must not knowingly make any misrepresentations regarding the Trust's financial statements or any facts in the preparation of the Trust's financial statements, and must

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comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Trust's financial statements. This section is intended to prohibit:

          (i) making, or permitting or directing another to make, materially false or misleading entries in the Trust's financial statements or records;

          (ii) failing to correct the Trust's financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

          (iii) signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

          Officers must be scrupulous in their application of generally accepted accounting principles. No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust are presented in conformity with generally accepted accounting principles, or
(ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

          Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

          If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

          (iv) The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

          (v) If the Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

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     (d)  Obligations to the Independent Auditor of the Trust

          In dealing with the Trust's independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Trust's independent auditor.

          Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Trust's independent auditor in the performance of an audit of the Trust's financial statements for the purpose of rendering such financial statements materially misleading.

2.   Full, Fair, Accurate, Timely and Understandable Disclosure

          It is the Trust's policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Disclosure Controls and Procedures to carry out this policy.

          Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.

          Officers must review the Trust's Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trust. Officers are responsible for monitoring the integrity and effectiveness of the Trust's Disclosure Controls and Procedures.

3.   Compliance with Applicable Laws, Rules and Regulations

          Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust's business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer's supervisor or the Trust's legal counsel.

          In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.

          Officers are expected to promote the Trust's compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.

4.   Reporting of Illegal or Unethical Behavior

          Officers should promptly report any conduct or actions by an Officer that do not comply with the law or with this Code. Officers and the Trust shall adhere to the following reporting procedures:

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          (i)   Any Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Principal Executive Officer of the Trust (or to an Officer who is the functional equivalent of this position) or to the Trust's legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable amount of time.

          (ii) If the Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable amount of time.

          (iii) If, after receiving a response, the Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Trust's independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

          (iv) The Audit Committee and the Trust will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

          (v) To the extent possible and as allowed by law, reports will be treated as confidential.

          (vi) If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Trust may take disciplinary action against any such Officer to the extent the Audit Committee deems appropriate. No Officer will be disciplined for reporting a concern in good faith.

          (vii) The Trust and the Audit Committee may report violations of the law to the appropriate authorities.

5.   Accountability and Applicability

          All Officers will be held accountable for adherence to this Code. On an annual basis, within 30 days of the beginning of each calendar year, each Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Appendix A to this Code).

          This Code is applicable to all Officers, regardless of whether such persons are employed by the Trust or a third party. If an Officer is aware of a person ("Potential Officer")

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who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to the Trust of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.   Disclosure of this Code

          This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

          (i)   by filing a copy of the Code with the SEC;

          (ii)  by posting the text of the Code on the Trust's website; or

          (iii) by providing, without charge, a copy of the Code to any person upon request.

7.   Waivers

          Any waiver of this Code, including an implicit waiver, that has been granted to an Officer, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code).

8.   Amendments

          This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Officers.

          Approved by the Board of Trustees on June 24, 2003.

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                                   Appendix A

                              PACIFIC CAPITAL FUNDS

 Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for
                Principal Officers and Senior Financial Officers

          I acknowledge and certify that I have received a copy of the Pacific Capital Funds' Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

          I acknowledge my commitment to comply with the Code.

___________________________________                _____________________________
Officer Name (Please Print)                        Officer Signature

                                                   _____________________________
                                                   Date